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                                                                     Exhibit 11
                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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                                            Third Quarter Ended         Nine Months Ended
                                          Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                                              1996         1995         1996         1995
                                      ------------ ------------ ------------ ------------

Income from continuing operations     $ 42,350,000 $ 51,310,000 $103,737,000 $115,357,000
Discontinued operations
  Earnings from hotel operations, net            -            -            -   21,230,000
  Spin-off transaction expenses, net             -            -            -  (21,194,000)
                                      ------------ ------------ ------------ ------------
Net income                            $ 42,350,000 $ 51,310,000 $103,737,000 $115,393,000
                                      ============ ============ ============ ============
Primary Earnings Per Share
Weighted average number of common
  shares outstanding                   102,762,954  102,428,430  102,688,120  102,298,599
  Common stock equivalents
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                    38,327       70,215       48,527      102,439
        Stock options                      522,961      848,622      713,283      807,558
                                      ------------ ------------ ------------ ------------

Average number of primary common
  and common equivalent shares
  outstanding                          103,324,242  103,347,267  103,449,930  103,208,596
                                      ============ ============ ============ ============

Primary earnings per common and
  common equivalent share
    Income from continuing operations $       0.41 $       0.50 $       1.00 $       1.12
    Discontinued operations
      Earnings from hotel operations,
        net                                      -            -            -         0.21
      Spin-off transaction expenses,
        net                                      -            -            -        (0.21)
                                      ------------ ------------ ------------ ------------
Net income                            $       0.41 $       0.50 $       1.00 $       1.12
                                      ============ ============ ============ ============
Fully Diluted Earnings Per Share
Average number of primary common and
  common equivalent shares outstanding 103,324,242  103,347,267  103,449,930  103,208,596
    Additional shares based on
      period-end price applicable to:
        Restricted stock                         -        3,529            -        7,348
        Stock options                            -       10,446            -       51,511
                                      ------------ ------------ ------------ ------------

Average number of fully diluted
  common and common equivalent
  shares outstanding                   103,324,242  103,361,242  103,449,930  103,267,455
                                      ============ ============ ============ ============

Fully diluted earnings per common and
  common equivalent share
    Income from continuing operations $       0.41 $       0.50 $       1.00 $       1.12
    Discontinued operations
      Earnings from hotel operations,
        net                                      -            -            -         0.21
      Spin-off transaction expenses,
        net                                      -            -            -        (0.21)
                                      ------------ ------------ ------------ ------------
Net income                            $       0.41 $       0.50 $       1.00 $       1.12
                                      ============ ============ ============ ============
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